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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-83332) pertaining to the 1998 Incentive Stock Plan of MarineMax, Inc. and (Form S-8 No. 333-63307) pertaining to the 1998 Incentive Stock Plan and the 1998 Employee Stock Purchase Plan of MarineMax, Inc. of our report dated October 18, 2002 (except Note 17, as to which the date is December 16, 2002) with respect to the consolidated financial statements of MarineMax, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 2002.


                                                           /s/ Ernst & Young LLP

Tampa, Florida
December 16, 2002